Exhibit 10.5
FOURTH AMENDMENT
THIS FOURTH AMENDMENT, dated as of December 5, 2014 (this “Amendment”), amends the Credit Agreement, dated as of November 30, 2010 (as previously amended, the “Credit Agreement”), among ABM Industries Incorporated (the “Company”), various financial institutions (the “Lenders”) and Bank of America, N.A., as administrative agent (in such capacity, the “Administrative Agent”). Capitalized terms used but not otherwise defined herein have the respective meanings ascribed thereto in the Credit Agreement.
WHEREAS, the Company, the Lenders and the Administrative Agent have entered into the Credit Agreement; and
WHEREAS, the parties hereto desire to amend the Credit Agreement as more fully set forth herein;
NOW, THEREFORE, the parties hereto agree as follows:
SECTION 1 Amendments. On and as of the Effective Date (as defined below), the Credit Agreement is amended as follows:
1.1    Definitions. Section 1 is amended as follows:
(a)    The definition of “Adjusted Consolidated EBITDA” is amended by deleting the words “for aggregate consideration in excess of $15,000,000” in each of clause (a) and (b).
(b)    The following definitions are added in proper alphabetical order:
“ESPC” means an Energy Savings Performance Contract between the Company or a Subsidiary, on the one hand, and a Governmental Authority, on the other hand, pursuant to which the Company or such Subsidiary will design, acquire, construct, install, arrange financing for, test, operate, maintain and/or repair one or more energy conservation projects.
“Material Acquisition” means any Permitted Acquisition that involves the payment of consideration (including assumed liabilities) by the Company or any Subsidiary in excess of $50,000,000.
(c)    The definition of “Eurodollar Rate” is deleted in its entirety and replaced by the following:
“Eurodollar Rate” means for any Interest Period with respect to any Eurodollar Rate Loan, the rate per annum equal to the London interbank offered rate or a comparable or successor rate, which rate is approved by the Administrative Agent, as published on the applicable Bloomberg screen page (or such commercially available source providing such quotations as may be

711869589 02994368

designated by the Administrative Agent from time to time) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, for Dollar deposits (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period; provided that to the extent a comparable or successor rate is approved by the Administrative Agent in connection herewith, the approved rate shall be applied in a manner consistent with market practice; provided, further that to the extent such market practice is not administratively feasible for the Administrative Agent, such approved rate shall be applied in a manner as otherwise reasonably determined by the Administrative Agent. Notwithstanding the foregoing or any other provisions of this Agreement, if the Eurodollar Rate as determined above shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.
(d)    The definition of “Federal Funds Rate” is deleted in its entirety and replaced by the following:
“Federal Funds Rate” means, for any day, the rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate (rounded upward, if necessary, to a whole multiple of 1/100 of 1%) charged to Bank of America on such day on such transactions as determined by the Administrative Agent. Notwithstanding the foregoing, if the Federal Funds Rate shall be less than zero, such rate shall be deemed to be zero.
(e)    The text of clause (v) of the definition of “Permitted Acquisition” is deleted in its entirety and replaced by the following:
(v) both before and after giving effect to such Acquisition on a pro forma basis, the Leverage Ratio shall not be greater than 3.25 to 1.0 (or, if the Company has made the election contemplated by Section 7.11(c) with respect to a Material Acquisition, 3.50 to 1.0), and
1.2    Capital Requirements. Section 3.4(b) is deleted in its entirety and replaced by the following:
(b)    Capital Requirements. If any Lender or the L/C Issuer determines that any Change in Law affecting such Lender or the L/C Issuer or any Lending Office of such Lender or such Lender’s or the L/C Issuer’s holding company, if any, regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s or the L/C Issuer’s capital or on the capital of such Lender’s or the L/C Issuer’s holding company, if any, as a consequence of this Agreement, the Commitments of such Lender or the Loans made by, or participations in Letters of Credit held by, such Lender, or the Letters of Credit issued by the L/C Issuer, to a level below that which such Lender or the L/C Issuer or such Lender’s or the L/C Issuer’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or the L/C Issuer’s policies and the policies of such Lender’s or the L/C Issuer’s holding company with respect to capital adequacy and liquidity), then from time to time the Company will pay (or cause the applicable Designated Borrower to pay) to such Lender or the L/C Issuer, as the case may be, such additional amount or amounts as will compensate such Lender or the L/C Issuer or such Lender’s or the L/C Issuer’s holding company for any such reduction suffered.
1.3    Certificates for Reimbursement. Section 3.4(c) is amended by adding the following sentence at the end thereof:
Notwithstanding the foregoing, no Lender nor the L/C Issuer shall deliver a certificate requesting compensation under subsection (a) or (b) of this Section unless such Lender or the L/C Issuer is requesting compensation from similarly situated customers of such Lender or the L/C Issuer under agreements having provisions similar to such subsections (a) or (b), as applicable.
1.4    Liens. Section 7.1 is amended by deleting the word “and” at the end of clause (k), adding the following new clause (l) in proper numerical order and re-lettering the existing clause (l) as clause (m):
(l)    Liens securing Indebtedness permitted by Sections 7.5(k) and (l); and
1.5    Dispositions. Section 7.2 is amended by deleting the word “and” at the end of clause (e), adding the following new clause (f) in proper numerical order and re-lettering the existing clause (f) as clause (g):
(f)    Dispositions of accounts receivable owing to the Company or any Subsidiary pursuant to any ESPC; provided that the aggregate amount of all such accounts receivable sold or otherwise disposed of during the term of this Agreement shall not exceed $200,000,000; and
1.6    Indebtedness. Section 7.5 is amended by deleting the word “and” at the end of clause (i) and inserting the following clauses (k) and (l) in proper numerical order:
(k)     secured Indebtedness (in addition to any secured Indebtedness described above) incurred to finance ESPCs; provided that (i) the aggregate outstanding principal amount of all Indebtedness permitted solely by this clause (k) shall not at any time exceed $50,000,000; and (ii) at the time of the incurrence, assumption or creation of any such Indebtedness, no Default shall have occurred and be continuing or would result therefrom; and
(l)    to the extent constituting Indebtedness, customary recourse obligations in respect of any sale or other disposition of receivables pursuant to Section 7.2(f).
1.7    Financial Covenants. Section 7.11(c) shall be amended in its entirety to read as follows:
(c)    Leverage Ratio. Permit the Leverage Ratio as of the end of any fiscal quarter to be greater than 3.25 to 1.0; provided that if a Material Acquisition is completed in any fiscal quarter, then the Company may elect to increase the maximum ratio set forth above to 3.50 to 1.0 at of the end of such fiscal quarter and the three immediately following fiscal quarters; and provided, further, that the Company may not make such election more than once during the term of this Agreement.
SECTION 2    Representations and Warranties. The Company represents and warrants to the Administrative Agent and the Lenders that, after giving effect to this Amendment:
(a)    each representation and warranty set forth in Article V of the Credit Agreement, as amended hereby, is true and correct in all material respects as of the Effective Date (as defined below), except to the extent that any such representation and warranty specifically refers to an earlier date, in which case it shall be true and correct in all material respects as of such earlier date; and
(b)    no Default exists.
SECTION 3    Effectiveness. This Amendment shall become effective as of the date first written above (the “Effective Date”) when the Administrative Agent shall have received:
(a)    counterparts of this Amendment executed by the Company, the Administrative Agent and the Required Lenders;
(b)    a Confirmation executed by the Subsidiary Guarantors, substantially in the form attached hereto as Exhibit A; and
(c)    the fees payable to the Lenders in connection with this Amendment.
SECTION 4    Miscellaneous.
4.1    Continuing Effectiveness, etc. As amended hereby, the Credit Agreement shall remain in full force and effect and is hereby ratified and confirmed in all respects. After the effectiveness of this Amendment, all references in the Credit Agreement and the other Loan Documents to “Credit Agreement” or similar terms shall refer to the Credit Agreement as amended hereby.

4.2    General. The provisions of Sections 10.5 (Expenses; Indemnity; Damage Waiver), 10.7 (Successors and Assigns), 10.14 (Counterparts) and 10.17 (Governing Law) of the Credit Agreement are incorporated into this Amendment as if fully set forth herein, mutatis mutandis.
[Signature Pages Follow]
SECTION 5
5.1
Delivered as of the day and year first above written.
ABM INDUSTRIES INCORPORATED

By: /s/ D. Anthony Scaglione
Title: SVP, TREASURER

BANK OF AMERICA, N.A., as Administrative Agent

By: /s/ Angela Larkin
Title: ASSISTANT VICE PRESIDENT

BANK OF AMERICA, N.A.,
as a Lender, as L/C Issuer
and as Swing Line Lender

By: /s/ Ronald J. Drobny
Name: Ronald J. Drobny
Title: SENIOR VICE PRESIDENT

JPMORGAN CHASE BANK, N.A.,
as a Lender

By: /s/ Devin Rocusano
Name: Devin Rocusano
Title: VICE PRESIDENT

CITIZENS BANK, N.A., formerly known as RBS Citizens, N.A., as a Lender

By: /s/ Hassan Sayed
Name: Hassan Sayed
Title: VICE PRESIDENT

THE BANK OF TOKYO-MITSUBISHI UFJ, LTD.,
as a Lender

By: /s/ Maria Iarriccio
Name: Maria Iarriccio
Title: DIRECTOR

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as a Lender

By: /s/ Eric Frandson
Name: Eric Frandson
Title: MANAGING DIRECTOR

U.S. BANK NATIONAL ASSOCIATION,
as a Lender

By: /s/ Michael E. Temnick
Name: Michael E. Temnick
Title: VICE PRESIDENT

KEYBANK NATIONAL ASSOCIATION,
as a Lender

By: /s/ Geoff Smith
Name: Geoff Smith
Title: SENIOR VICE PRESIDENT

SANTANDER BANK, N.A.,
as a Lender

By: /s/ Scott Wollard
Name: Scott Wollard
Title: MANAGING DIRECTOR

BANK OF THE WEST,
as a Lender

By: /s/ Robert Kido
Name: Robert Kido
Title: VICE PRESIDENT

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH,
as a Lender

By:
Name:
Title:

By:
Name:
Title:

FIFTH THIRD BANK,
as a Lender

By: /s/ Jordan Fragiacomo
Name: Jordan Fragiacomo
Title: MANAGING DIRECTOR

PNC BANK, National Association,
as a Lender

By: /s/ Amishi Patel
Name: Amishi Patel
Title: VICE PRESIDENT

HSBC BANK USA, NATIONAL ASSOCIATION,
as a Lender

By: /s/ Aidan R. Spoto
Name: Aidan R. Spoto
Title: VICE PRESIDENT

THE NORTHERN TRUST COMPANY,
as a Lender

By: /s/ Tyson Banbury
Name: Tyson Banbury
Title: OFFICER

NEW LENDER:

CAPITAL ONE, NATIONAL ASSOCIATION,
as a Lender

By: /s/ Paul Darrigo
Name: Paul Darrigo
Title: SENIOR VICE PRESIDENT

NEW LENDER:

BRANCH BANKING AND TRUST COMPANY,
as a Lender

By: /s/ Jim Wiegand
Name: Jim Wiegand
Title: VICE PRESIDENT

EXHIBIT A
CONFIRMATION

Dated as of December 5, 2014

To:    Bank of America, N.A., individually and as Administrative Agent, and the other financial institutions party to the Credit Agreement referred to below

Please refer to (a) the Credit Agreement, dated as of November 30, 2010 (as previously amended, the “Credit Agreement”), among ABM Industries Incorporated (the “Company”), various financial institutions (the “Lenders”) and Bank of America, N.A., as administrative agent (in such capacity, the “Administrative Agent”); (b) the Subsidiary Guaranty (as defined in the Credit Agreement) and (c) the Fourth Amendment to the Credit Agreement dated as of the date hereof (the “Fourth Amendment”). Capitalized terms used but not otherwise defined herein have the respective meanings ascribed thereto in the Subsidiary Guaranty.

Each of the undersigned confirms to the Administrative Agent and the Lender Parties that, after giving effect to the Fourth Amendment and the transactions contemplated thereby (including this Confirmation), the Subsidiary Guaranty continues in full force and effect and is the legal, valid and binding obligation of such undersigned, enforceable against such undersigned in accordance with its terms.

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ABM Janitorial Services, Inc.
ABM Janitorial Services – Mid-Atlantic, Inc.
ABM Janitorial Services – North Central, Inc.
ABM Janitorial Services – Northeast, Inc.
ABM Janitorial Services – Northwest, Inc.
ABM Janitorial Services – South Central, Inc.
ABM Janitorial Services – Southeast, LLC
ABM Healthcare Support Services, Inc. (FKA HHA Services)
ABM Industrial Services, Inc.
ABM Parking Services, Inc. (FKA Ampco System Parking)
ABM Security Services, Inc.
ABM Services, Inc.
ABM Shared Services, Inc.
Air Serv Corporation
Air Serv Facility Services, Inc.
Diversco, Inc.
OneSource Facility Services, Inc. (converted from OneSource Facility Services LLC to a corporation)
OneSource Holdings, LLC
Servall Services Inc.
Southern Management ABM, LLC
ABM Facility Solutions Group, LLC (FKA The Linc Group, LLC)
GreenHomes America, LLC
REEP, Inc.
ABM Government Services, LLC (FKA Linc Government Services, LLC)
ABM Government Services Afghanistan Branch, LLC (FKA Linc Government Services Afghanistan Branch)
Ferguson-Williams LLC
ABM Facility Services, Inc.
Linc International, Inc.
Linc Facility Services UAE, LLC
Linc Facility Services Iraq LLC
Linc Facility Services ME, LLC
ABM Franchising Group, LLC (FKA Linc Network LLC)
ABM Building & Energy Solutions, Inc. (FKA Linc Building & Energy Solutions Inc.)
ABM Building Solutions, LLC (FKA Linc Mechanical)
ABM Building Services, LLC (FKA Linc Services LLC)
ABM Electrical Power Solutions, LLC (FKA MET Electrical Testing)
ABM Electrical Power Services, LLC (FKA CET Electrical Testing)
ABM Health, Inc. (FKA Linc Health, Inc.)
ABM Electrical Network, Inc.
ABM Electrical & Lighting Solutions, Inc. (FKA ABM Electrical Inc.)

By: /s/ D. Anthony Scaglione
Name:Anthony Scaglione
Title: SVP, TREASURER